___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2017

POCKET GAMES, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	333-192939	46-3813936
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

909 Plainview Ave Far Rockaway, New York		11691
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (347) 318-8859

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On July 12, 2017, the Board of Directors of Pocket Games, Inc. (the “Company”) cancelled and terminated that certain Share Exchange Agreement (“Series B Exchange Agreement”) dated February 9, 2016, between the Company on the one hand and Social Technology Holdings, Inc., a Delaware corporation (“STH”), AEL Irrevocable Trust (“AIT”), and Sugar House Trust (“SHT”) (collectively, the “STH Majority Shareholders”) on the other hand. The cancellation and termination was due to a breach by the STH Majority Shareholders in respect to their failure to provide the necessary financials to complete the Company’s audit in accordance with the Securities Exchange Act of 1934, causing serious harm to the Company and to its shareholders, and failing to disclose material adverse information about STH. The cancellation of the Share Exchange Agreement also involved the cancellation of 2,000 shares of Series “A” Preferred Stock and 400,000 shares of Series “B” Preferred Stock of the Company.

Also on July 12, 2017, the Board of Directors of the Company cancelled and terminated that certain Share Exchange Agreement (“Series C Exchange Agreement”) dated April 26, 2016, between the Company on the one hand and Kicksend Holdings, Inc., a Delaware corporation (“Kicksend”) and Marlborough Brothers Family Trust (the “Trust”) (collectively, the “Kicksend Majority Shareholders”) on the other hand. The cancellation and termination was due to a breach by the Kicksend Majority Shareholders in respect to their failure to provide the necessary financials to complete the Company’s audit in accordance with the Securities Exchange Act of 1934, causing serious harm to the Company and to its shareholders, and failing to disclose material adverse information about Kicksend. The cancellation of the Share Exchange Agreement also involved the cancellation of 263,250 shares of Series “C” Preferred Stock of the Company.

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 12, 2017, the Company terminated the Series C Exchange Agreement as described in Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities

On July 13, 2017, the Company designated and issued to the Company’s Chief Executive Officer and controlling shareholder David Lovatt 1,000 shares of Series AA Preferred Stock (the “AA Shares”). In respect to the issuance of the AA Shares, no solicitation was made and no underwriting discounts were given or paid in connection with this transaction. The Company believes that the issuance of shares pursuant to the Agreement was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 3.02 above, On July 13, 2017, the Company designated and issued the AA Shares to the Company’s Chief Executive Officer and controlling shareholder David Lovatt.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 13, 2017, the Board and holders of a majority of the voting shares of the Company amended and restated the Company’s Articles of Incorporation (the “Amendment”) to effect the following:

Designation of Series AA Preferred Stock. We are designating 1,000 shares of our authorized 2,500,000 preferred shares as Series AA Preferred Stock having the following rights and designations:

i)	Liquidation, Sale of Control or Winding Up. The Series AA Preferred Stock shall not have liquidation rights;
ii)	Voting. Each share of Series AA Preferred Stock shall have 4 times the aggregate votes of all other classes of capital stock of the Company divided by the number of shares of Series AA Preferred Stock issued and outstanding at the time of voting;
iii)	Dividends. The Series AA Preferred Stock shall not accrue or pay any dividend;
iv)	Conversion. The Series AA Preferred Stock is not convertible into common stock.

Removal of Designation for Series A Preferred Stock. We are removing the designation for 2,000 shares of Series A Preferred Stock.

Removal of Designation for Series B Preferred Stock. We are removing the designation for 480,000 shares of Series B Preferred Stock.

Removal of Designation for Series C Preferred Stock. We are removing the designation for 300,000 shares of Series C Preferred Stock.

The Amendment is attached hereto as an Exhibit to this Current Report.

Item 5.07 Submission of Matters to a Vote of Security Holders

On July 13, 2017, holders of a majority of the voting rights of the Company’s capital stock approved the Amendment of the Company’s Articles of Incorporation as described in Item 5.03 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3(i) Amended and Restated Articles of Incorporation of Pocket Games, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pocket Games, Inc.

Date: August 15, 2017	By: /s/ David Lovatt
David Lovatt
Chief Executive Officer